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Exhibit 99.2

CIBER Europe Limited
REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of CIBER Europe Limited (formerly ECsoft Group plc)

        We have audited the accompanying consolidated balance sheets of CIBER Europe Limited (formerly ECsoft Group plc) as of 31 December 2002 and 2001, and the related consolidated profit and loss accounts and consolidated statements of total recognised gains and losses and cash flows for each of the three years in the period ended 31 December 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CIBER Europe Limited (formerly ECsoft Group plc) at 31 December 2002 and 2001, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended 31 December 2002 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 21 of Notes to the Financial Statements).

ERNST & YOUNG LLP

London, England
27 May, 2003

Ciber Europe Limited (formerly ECsoft Group plc)

CONSOLIDATED PROFIT AND LOSS ACCOUNTS

For the years ended 31 December

	Notes	2002 £000	2001 £000	2000 £000
TURNOVER
Continuing operations:
ongoing		35,357	55,493	64,905
acquisitions		3,754	1,334	8,299
Discontinued operations		745	2,500	—

	2	39,856	59,327	73,204
Operating costs
Continuing operations:
ongoing		(59,490)	(78,169)	(67,378)
acquisitions		(3,089)	(1,482)	(8,450)
Discontinued operations		(993)	(5,825)	—
OPERATING (LOSS)/PROFIT
before goodwill amortisation and exceptional items		(5,108)	(678)	749
Goodwill amortisation		(1,088)	(2,010)	(2,130)
Exceptional items	3	(17,520)	(23,461)	(1,243)
OPERATING (LOSS)/PROFIT
after goodwill amortisation and exceptional items
Continuing operations:
ongoing		(24,133)	(22,676)	(2,473)
acquisitions		665	(148)	(151)
Discontinued operations		(248)	(3,325)	—

	3	(23,716)	(26,149)	(2,624)
(Loss)/profit on disposal of operations		(231)	5,851	—
Profit on the disposal of fixed asset investments		—	—	1,965

LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION		(23,947)	(20,298)	(659)
Bank interest receivable		1,285	1,966	2,063
Interest payable and similar charges	5	(31)	(13)	(34)

		1,254	1,953	2,029

(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		(22,693)	(18,345)	1,370
Tax on profit on ordinary activities	6	205	(1,061)	(1,997)

LOSS ON ORDINARY ACTIVITIES AFTER TAXATION		(22,488)	(19,406)	(627)
Equity minority interests		—	(10)	68

LOSS FOR THE YEAR	16	(22,488)	(19,416)	(559)

        The Notes to the Financial Statements form part of these Financial Statements.

        A summary of the significant adjustments to (loss)/profit for the year (net (loss)/income) that would be required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 21 of the Notes to the Financial Statements.

Ciber Europe Limited (formerly ECsoft Group plc)

CONSOLIDATED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

For the years ended 31 December

	2002 £000	2001 £000	2000 £000
(Loss)/profit for the financial year attributable to members of the parent undertaking	(22,488)	(19,416)	(559)
Exchange difference on retranslation of
net assets of subsidiary undertakings	47	25	(342)

TOTAL RECOGNISED LOSSES RELATING TO THE YEAR	(22,441)	(19,391)	(901)

        The Notes to the Financial Statements form part of these Financial Statements.

        The statement of comprehensive income required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 21 of the Notes to the Financial Statements.

Ciber Europe Limited (formerly ECsoft Group plc)

CONSOLIDATED BALANCE SHEETS

at 31 December

	Notes	£000	2002 £000	£000	2001 £000
FIXED ASSETS
Intangible assets	7		7,185		15,751
Tangible assets	8		1,421		2,128

			8,606		17,879
CURRENT ASSETS
Debtors	10	8,425		10,811
Cash at bank and in hand		28,888		37,639

		37,313		48,450
CREDITORS: amounts falling due within one year	11		(10,862)		(10,749)

NET CURRENT ASSETS			26,451		37,701

TOTAL ASSETS LESS CURRENT LIABILITIES			35,057		55,580

CREDITORS: amounts falling due after more than one year	12	(55)		(60)
PROVISIONS FOR LIABILITIES AND CHARGES	14	(2,800)		(849)

			(2,855)		(909)

NET ASSETS			32,202		54,671

CAPITAL AND RESERVES
Called up share capital	15		5,574		5,633
Share premium account	16		3,576		3,373
Capital redemption reserve	19		498		386
Special reserve	16		43,437		43,437
Other reserves	16		4,189		4,189
Profit and loss account	16		(25,072)		(2,347)

Shareholders' funds:
Equity			32,202		54,671

        The Notes to the Financial Statements form part of these Financial Statements.

        A summary of the significant adjustments to shareholders' funds that would be required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 21 of the Notes to the Financial Statements.

Ciber Europe Limited (formerly ECsoft Group plc)

CONSOLIDATED STATEMENT OF CASHFLOWS

For the years ended 31 December

	Notes		2002 £000	2001 £000	2000 £000
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES	17	(a)	(6,204)	1,446	(1,381)

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received			1,285	1,966	2,123
Interest paid			(31)	(10)	(34)
Interest element of finance lease rental payments			—	(3)	(1)

			1,254	1,953	2,088

TAXATION
Corporation tax paid			(1,590)	(1,936)	(916)
Overseas tax (refunded)/paid			257	(251)	(1,062)

			(1,333)	(2,187)	(1,978)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets			(923)	(1,138)	(1,588)
Receipts from sales of tangible fixed assets			123	180	342
Receipt from sale of trade investment			—	—	2,086

			(800)	(958)	840

ACQUISITIONS
Purchase of subsidiary undertakings			(1,961)	(1,373)	(5,558)
Net cash acquired with subsidiary undertakings	9		—	22	(82)
Sale of managed services business			—	6,773	—

			(1,961)	5,422	(5,640)

NET CASH (OUTFLOW)/INFLOW BEFORE USE OF MANAGEMENT OF LIQUID RESOURCES AND FINANCING			(9,044)	5,676	(6,071)

MANAGEMENT OF LIQUID RESOURCES
(Decrease)/increase in short term deposits	17	(b)	7,378	(1,351)	4,299

FINANCING
Issue of ordinary share capital			16	120	358
Share buyback			(284)	(3,768)	(1,656)
Repayment of long-term loans			—	—	—
Repayments of capital element of finance leases and hire purchase contracts	17	(b)	(29)	(83)	(262)

			(297)	(3,731)	(1,560)

(DECREASE)/INCREASE IN CASH	17	(b)	(1,963)	594	(3,332)

Ciber Europe Limited (formerly ECsoft Group plc)

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

For the years ended 31 December

	Notes		2002 £000	2001 £000	2000 £000
(DECREASE)/INCREASE IN CASH			(1,963)	594	(3,332)
Repayments of capital element of finance leases and hire purchase contracts			29	83	262
Repayment of short term loans			—	—	—
Cash (outflow)/inflow from short term deposits			(7,378)	1,351	(4,299)

Change in net funds resulting from cash flows	17	(b)	(9,312)	2,028	(7,369)
Loans and finance leases acquired with subsidiaries			—	—	—
Exchange differences			577	(169)	(573)

MOVEMENT IN NET FUNDS			(8,735)	1,859	(7,942)
NET FUNDS AT 1 JANUARY	17	(b)	37,520	35,661	43,603

NET FUNDS AT 31 DECEMBER	17	(b)	28,785	37,520	35,661

        The Notes to the Financial Statements form part of these Financial Statements.

        The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are set forth in Note 19 of the Notes to the Financial Statements

1.     ACCOUNTING POLICIES

Basis of preparation

        The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards. The financial statements have been prepared on a basis consistent with prior years.

Basis of consolidation

        The financial statements consolidate the accounts of Ciber Europe Limited (formerly ECsoft Group plc), and all its subsidiary undertakings drawn up to 31 December each year.

        All acquisitions have been included in the financial statements using the acquisition method of accounting. Accordingly, the profit and loss account and statement of cashflows include the results and cash flows of the acquisitions from their respective acquisition dates. The purchase consideration amounts have been allocated to assets and liabilities on the basis of fair value at the date of acquisition.

Goodwill

        Goodwill is the difference between the amount paid on acquisition of a business and the aggregate fair value of its separable net assets. It is amortised using the straight line method over its estimated useful life, of up to 20 years. It is reviewed for impairment at the end of the first full financial year following the acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable.

Depreciation

        Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost or valuation, less estimated residual value based on prices prevailing at the date of acquisition or revaluation, of each asset evenly over its expected useful life as follows:

Freehold buildings	—	50 years
Equipment and machinery	—	3 to 10 years
Leased equipment and machinery	—	over the lease term

        The carrying values of tangible fixed assets are reviewed for impairment if events or changes in circumstances indicate the carrying value may not be recoverable.

Long term contracts

        Profit on long-term contracts is taken as the work is carried out if the final outcome can be assessed with reasonable certainty. The profit included is calculated to reflect the proportion of the work carried out at the year end, by recording turnover and related costs as contract activity progresses. Turnover is calculated as that proportion of total contract value which costs incurred to date bear, to total expected costs for that contract. Revenues derived from variations on contracts are recognised only when they have been accepted by the customer. Full provision is made for losses on all contracts in the year in which they are first foreseen.

Deferred taxation

        With the introduction of FRS 19 the Group provides for deferred taxation in respect of timing differences, subject to certain exceptions, between the recognition of gains and losses in the financial statements and for tax purposes. Deferred taxation assets are recognised only where their recovery by a reduction of future taxable profits is more likely than not.

Foreign currencies

        The results of overseas subsidiary undertakings are translated at the average rate for the period and the balance sheet at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account.

Leasing and hire purchase commitments

        Assets held under finance leases, which are those where substantially all the risks and rewards of ownership of the asset have passed to the Group are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

        Rentals paid under operating leases are charged to income on a straight line basis over the term of the lease.

Pensions

        Contributions in respect of defined contribution pension schemes are charged in the profit and loss account in the year in which they are payable to the scheme.

        The Group also operates a defined benefit pension scheme in Norway, which requires contributions to be made to separately administered funds. Contributions to the funds are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives within the Group. The regular cost is attributed to individual years using the projected unit method. Variations in pension cost, which are identified as a result of actuarial valuations, are amortised over the average expected remaining working lives of employees in proportion to their expected payroll costs. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet.

        The Group has adopted the transitional arrangements as specified by FRS17 for financial years ending on or after 22 June 2001. This does not include any recognition in the balance sheet of the surplus on the defined benefit scheme, but does involve additional disclosures in note 18.

2.     TURNOVER AND SEGMENTAL ANALYSIS

        Turnover, which is stated net of value added tax, represents amounts invoiced to third parties, except in respect of long-term contracts where turnover represents the sales value of work done in the period including estimates in respect of amounts not invoiced. Turnover in respect of long-term contracts is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for that contract. The Group operates in a single business segment of computer consultancy and associated services. The Group operates in three principal geographic areas, the United Kingdom, Scandinavia and the rest of Europe.

        Turnover, Group profit on ordinary activities before tax, and net assets are analysed as follows:

Geographical area

	2002 £000	2001 £000	2000 £000
Turnover by origin:
United Kingdom	8,271	16,870	27,375
Scandinavia	26,634	31,639	30,794
Rest of Europe	4,951	10,818	15,035

	39,856	59,327	73,204

	2002 £000	2001 £000	2000 £000
(Loss)/profit before tax:
United Kingdom	(6,857)	705	4,621
Scandinavia	(13,658)	(2,014)	(2,360)
Rest of Europe	(2,178)	(17,036)	(891)

	(22,693)	(18,345)	1,370

	2002 £000	2001 £000	2000 £000
Net assets:
United Kingdom	17,271	36,175	42,626
Scandinavia	10,551	13,306	16,296
Rest of Europe	4,380	5,190	18,577

	32,202	54,671	77,499

        Turnover by origin in the United Kingdom includes £nil (2001: £nil; 2000: £1,561,000) sales to third parties situated in North America.

        (Loss)/profit before tax is stated after inter-group cross-territory management charges.

3.     OPERATING (LOSS)/PROFIT

        This is stated after charging:

	Continuing		Discontinued
	Ongoing £000	Acquisitions £000	£000	Total 2002 £000	Total 2001 £000	Total 2000 £000
Operating costs:
Staff	27,491	2,670	737	30,898	37,142	43,765
Depreciation and amortisation
of goodwill	2,470	48	17	2,535	3,330	3,843
Other operating charges	29,529	371	239	30,139	45,004	28,220

Total operating costs	59,490	3,089	993	63,572	85,476	75,828

	2002 £000	2001 £000	2000 £000
Auditors' remuneration
—audit services—UK	151	89	176
—audit services—overseas	84	82	88

	235	171	264

—non-audit services—UK	123	57	125
—non-audit services—overseas	17	66	41

	140	123	166

Depreciation of owned assets	1,414	1,274	1,589
Depreciation of assets held under finance leases and hire purchase contracts	33	46	124

	1,447	1,320	1,713

Amortisation of goodwill	1,088	2,010	2,130

Operating lease rentals
—land and buildings	883	1,204	634
—plant and machinery	359	280	719

	1,242	1,484	1,353

Exceptional items
—Restructuring program	6,010	3,224	1,042
—Norwegian options tax	—	124	—
—Acquisition fees	—	—	201
—Share option buyback	—	193	—
—Goodwill impairment	9,857	19,283	—
—Exceptional bad debts	—	637	—
—Norwegian Branch office disposal	300	—	—
—Fees relating to sale of Group	1,353	—	—

	17,520	23,461	1,243

        All operating exceptional items relate to ongoing continuing activities while the non-operating exceptional items in 2002 and 2001, detailed below, relates to discontinued activity. In 2002, the company incurred restructuring expenses relating to headcount reductions and rationalisation of back office operations.

        The Company recognised a profit in 2001, below operating profit, of £5,851,000 on the sale of its managed services business. The sale price was made up of a payment of £8,000,000 in cash. The Company disposed of £640,000 of net assets and incurred costs related to the disposal of £1,509,000. A restructuring program was undertaken in 2000, requiring the search for and recruitment of certain senior group and territory executives at a cost of £306,000. Additionally redundancy costs of £736,000 (1999: £624,000) were incurred in the UK, Norway, Denmark, Germany and the Netherlands, as the Group sought to focus on its core business activities.

        During 2000 the group incurred costs totalling £201,000 in connection with abortive acquisition discussions. These costs consist mainly of legal and accounting fees in respect of the proposed transaction.

4.     STAFF COSTS

	2002 £000	2001 £000	2000 £000
Wages and salaries	25,676	31,194	36,934
Social security costs	3,382	4,130	4,728
Other pension costs (note 18)	1,840	1,818	2,103

	30,898	37,142	43,765

        The average monthly number of employees during the year was made up as follows:

	2002 No.	2001 No.	2000 No.
Office and management	108	160	186
Technical staff	452	638	860

	560	798	1,046

Directors' remuneration

        The remuneration of the directors is as follows:

	Basic salary and fees £	Benefits excluding pensions £	Total 2002 £	Total 2001 £	Total 2000 £
Executive directors:
Jerry Ellis	144,591	13,200	157,791	163,431	—
Peter Harris	150,367	4,684	155,051	159,717	153,200
Non-executive directors:
Keith Todd	37,500	—	37,500	27,500	—
Arild Orgland	25,000	—	25,000	25,000	6,708
Ken Briddon	25,000	—	25,000	25,000	6,250
Jeffrey Harris	—	—	—	—	—
Terje Laugerud	8,333	—	8,333	154,275	182,788
James McNaught-Davis	8,333	—	8,333	25,000	—
Geoff Tubb	—	—	—	—	61,000

	389,124	17,884	417,008	579,923	409,946

        Terje Laugerud resigned as Chief Executive, effective 31 December 2000 and was subsequently appointed as a non-executive director from that date. Consequently his 2001 remuneration relates to the termination of his contract as an executive director. Terje Laugerud is a member of a defined benefit pension plan in Norway, in connection with his previous employment as an executive director. There were no contributions paid to the plan on his behalf during the year ended 31 December 2001 (2000: £3,389)

        Geoff Tubb was a director until his resignation on 25 October 2000. During 2000 he received £15,000 for his duties as a non-executive director and £46,000 for services from a consulting agreement (1999: £15,000 and £78,375 respectively).

        Ken Briddon was appointed on 25 October 2000.

        Keith Todd and Jerry Ellis were appointed on 7 February 2001 and as a result earned no fees in respect of 2000.

        Terje Laugerud, Jeffrey Harris and James McNaught-Davis all resigned from the Board by not seeking re-election at the rotation due at the AGM on 9 May 2002.

5.     INTEREST PAYABLE AND SIMILAR CHARGES

	2002 £000	2001 £000	2000 £000
Bank loans and overdrafts	5	1	21
Other interest	26	9	12
Finance charges payable under finance leases and hire purchase contracts	—	3	1

	31	13	34

6.     TAX ON (LOSS)/PROFIT ON ORDINARY ACTIVITIES

        The taxation (credit) / charge is made up as follows:

	2002 £000	2001 £000	2000 £000
Corporation tax	(45)	1,527	1,663
Overseas taxation	(160)	(466)	334

	(205)	1,061	1,997

Factors affecting the tax charge for the period:
	2002 £000	2001 £000	2000 £000
(Loss)/Profit on ordinary activities	(22,693)	(18,345)	1,370

Taxation at 30%	(6,808)	(5,504)	411
Effect of:
Goodwill amortisation and impairment	3,284	6,388	639
Adjustments in respect of prior years	152	162	(43)
Other	3,167	15	1,040

Total current tax (credit) / charge	(205)	1,061	1,997

        Other in 2000 principally relates to overseas tax losses arising in the year not relievable against current tax. In 2002, other includes £1,286,000 of current year tax losses not relievable against current tax, £1,001,000 of timing differences not recognised and £743,000 of disallowed expenses.

7.     INTANGIBLE FIXED ASSETS

Goodwill £000
Cost:
At 1 January 2001	44,715
Acquisitions	563
Adjustments to amounts previously recorded	(279)

At 31 December 2001	44,999
Acquisitions	2,379

At 31 December 2002	47,378

Amortisation:
At 1 January 2001	7,955
Provided during the year	2,010
Impairment provision	19,283

At 31 December 2001	29,248
Provided during the year	1,088
Impairment provision	9,857

At 31 December 2002	40,193

Net book value at 31 December 2002	7,185

Net book value at 31 December 2001	15,751

Net book value at 1 January 2001	36,760

        Goodwill arising on consolidation is being amortised over the directors' estimate of its useful economic life not exceeding 20 years. A provision for impairment to that goodwill value has been recognised at 31 December 2001 and 31 December 2002. This follows a review of the goodwill values held on consolidation in respect of all acquisitions to date in 2001 and a review in light of the subsequent acquisition of the group as at the end of 2002. This 2001 review was conducted in light of the decline in market conditions, trading results of the acquired subsidiaries, an assessment of future trading prospects, and a discounted cash flow analysis using a 15% discount rate. The principal impairment has occurred in the Netherlands and Germany in respect of acquisitions made in those territories.

        The 2002 review was conducted using the purchase consideration paid for the Group at the year end as an indicator of fair value.

8.     TANGIBLE FIXED ASSETS

	Freehold land and buildings £000	Machinery and equipment £000	Total £000
Cost:
At 1 January 2001	239	8,938	9,177
Exchange adjustment	—	154	154
Additions	8	1,137	1,145
Disposals	(18)	(3,774)	(3,792)

At 31 December 2001	229	6,455	6,684
Exchange adjustment	23	481	504
Additions	—	681	681
Acquisition of subsidiary undertakings	—	237	237
Disposals	—	(1,214)	(1,214)

At 31 December 2002	252	6,640	6,892

Depreciation:
At 1 January 2001	110	5,882	5,992
Exchange adjustment	—	189	189
Provided during the year	45	1,275	1,320
Disposals	(18)	(2,927)	(2,945)

At 31 December 2001	137	4,419	4,556
Exchange adjustment	11	347	358
Provided during the year	26	1,421	1,447
Disposals	—	(890)	(890)

At 31 December 2002	174	5,297	5,471

Net book value
At 31 December 2002	78	1,343	1,421

At 31 December 2001	92	2,036	2,128

At 31 December 2000	129	3,056	3,185

        Included in the amounts for plant and machinery above are the following amounts relating to leased assets and assets acquired under hire purchase contracts:

	2002 £000	2001 £000
Cost	127	166
Depreciation	(36)	(46)

Net book value	91	120

9.     INVESTMENTS

Acquisitions in 2002

        On 16 April 2002 the Company acquired 100% of the share capital of CMG Danmark A/S, a company incorporated in Denmark employing 55 people engaged in the information systems and service management business. The purchase price was £225,000 in cash plus £1.0 million in the repayment of balances outstanding between CMG Danmark A/S and its former parent. The acquisition has been accounted for using the acquisition method with assets and liabilities recorded at their estimated fair values at the date of acquisition. Net liabilities of £275,000 at the date of acquisition comprised cash of £28,000, accounts receivable of £731,000 and other assets of £199,000 with accounts payable of £86,000, accrued liabilities of £868,000 and other liabilities of £279,000. The resulting goodwill of £1.5 million is being amortised on a straight line basis over its estimated useful life of 20 years. The results from 1 April 2002 have been included in the Group's results.

        On 4 July 2002 the Company acquired 80% of the share capital of BTS Consulting BV, a company incorporated in the Netherlands employing 18 people engaged in the provision of Oracle specialist information technology services. The initial purchase price was £971,000 consisting of £728,000 in cash and £243,000 in new ECsoft Group plc shares. The remaining 20% of BTS Consulting's equity will be acquired by the Company over the following 18 months at a price up to a maximum of £325,000. The acquisition has been accounted for using the acquisition method with assets and liabilities recorded at their estimated fair values at the date of acquisition. Net assets of £70,000 at the date of acquisition comprised cash of £64,000, accounts receivable of £307,000 and other assets of £29,000, with accounts payable of £21,000, accrued liabilities of £36,000 and other liabilities, including corporation tax payable, of £273,000. The resulting goodwill of £901,000 is being amortised on a straight line basis over its estimated useful life of 20 years. The results from 1 July 2002 have been included in the Group's results.

Acquisitions in 2001

        On 1 January 2001 the Group acquired 100% of the issued share capital of Bitcraft AB, a company incorporated in Sweden, employing 11 staff, engaged in the information systems and service management business. The purchase price was made up of an initial cash payment of approximately £75,000 and a supplementary payment, based on performance, of £26,000 in cash. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities of Bitcraft AB have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as the values assigned in the financial statements of Bitcraft AB at 31 December 2000. The resulting goodwill of £55,000 is being amortised on a straight line basis over its estimated useful life of 20 years. The results from 1 January 2001 have been included in the Group's results.

        Analysis of the acquisition of Bitcraft AB:

Book and fair values £000
Net assets at the date of acquisition:
Tangible fixed assets	7
Debtors and other receivables	85
Prepayments	1
Cash	22
Creditors	(58)

Net assets	57
Goodwill arising on consolidation	55

112
Discharged by:
Cash	75
Contingent consideration	26
Costs associated with the acquisition	11

112

        On 1 July 2001 the Company acquired certain client contracts, the 63 employees and business assets of Framfab S17 AB, a company incorporated in Sweden, engaged in the information systems and service management business. The purchase price was made up of a cash payment of £98,000. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as the values assigned in the financial statements of Framfab S17 AB at 30 June 2001. The resulting goodwill of £508,000 is being amortised on a straight line basis over its estimated useful life of 20 years. The results from 1 July 2001 have been included in the Group's results.

        Analysis of the acquisition of Framfab S17 AB:

Book and fair values £000
Net assets at the date of acquisition:
Debtors and other receivables	98
Creditors	(479)

Net liabilities	(381)
Goodwill arising on consolidation	508

127

Discharged by:
Cash	98
Costs associated with the acquisition	29

127

Acquisitions in 2000

        On 11 February 2000 the company acquired the final 9% of the issued share capital of ECsoft Radiocom AB. The payment of £545,000 was settled by the issue of shares in the company.

        A new company, ECfactory AB, was formed in Sweden on 11 February 2000.

        On 17 January 2000 the Company acquired 100% of the issued share capital of DVMB A.G., a company incorporated in Germany, engaged in the information systems and service management business. The purchase price was made up of an initial payment of £1,520,000 settled by the issue of shares in the company with a subsequent supplementary payment to be made in cash, based upon the performance of DVMB A.G. in 2000 and 2001. This payment has been estimated at £520,000, based on the expected on-target performance of DVMB A.G. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities of DVMB A.G. have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as the values assigned in the financial statements of DVMB A.G. at 1 January 2000. The resulting goodwill of £2,867,000 is being amortised on a straight-line basis over its estimated useful life of 20 years. DVMB A.G. made a loss of £1,163,000 in 1999 which included the write off of £840,000 in respect of previously capitalised research and development costs. The results from 1 January 2000 have been included in the Group's results.

        Analysis of the acquisition of DVMB A.G.:

Book and fair values £000
Tangible fixed assets	127
Debtors and other receivables	587
Prepayments	16
Cash	(594)
Creditors	(800)

Net liabilities	(664)
Goodwill arising on consolidation	2,867

2,203

Discharged by:
Fair value of shares issued (note 15)	1,520
Contingent consideration	520
Costs associated with the acquisition	163

2,203

        On 14 February 2000 the Company acquired 100% of the issued share capital of Quality Pro B.V., a company incorporated in the Netherlands. Quality Pro B.V. is engaged in the information technology business. The purchase price was made up of an initial payment of £3,542,000 and a final payment of £3,269,000 based on Quality Pro's results for 2000. Both payments were settled in a mix of cash and the issue of ordinary shares in the Company. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities of Quality Pro B.V. have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as the values assigned in the financial statements of Quality Pro B.V. at 1 January 2000. The resulting goodwill of £5,955,000 is being amortised on a straight-line basis over its estimated useful life of 20 years. Quality Pro B.V. made a profit after tax of £322,000 in the twelve months to 31 December 1999 and a profit after tax of £63,000 in 2000 prior to acquisition.

        Analysis of the acquisition of Quality Pro B.V.:

Book and fair values £000
Net assets at the date of acquisition:
Tangible fixed assets	71
Debtors and other receivables	1,448
Cash	512
Creditors	(1,141)

Net assets	890
Goodwill arising on acquisition	5,955

6,845

Discharged by:
Fair value of shares issued (note 15)	849
Cash	4,852
Deferred consideration	1,109
Costs associated with the acquisition	35

6,845

10.   DEBTORS

	2002 £000	2001 £000
Trade debtors	6,220	8,656
Other debtors	379	515
Corporation tax	527	398
Prepayments and accrued income	1,299	1,242

	8,425	10,811

        Included within prepayments and accrued income is £221,000 (2001: £348,000) in respect of pension contribution payments made in advance of their recognition in the profit and loss account.

        Amounts falling due after more than one year included above are:

	2002 £000	2001 £000
Other debtors	221	348

11.   CREDITORS: amounts falling due within one year

	2002 £000	2001 £000
Bank overdraft	13	—
Obligations under finance leases and hire purchase contracts	35	59
Trade creditors	1,540	1,539
Other taxes and social security costs	1,713	2,659
Other creditors	7,561	6,492

	10,862	10,749

12.   CREDITORS: amounts falling due after more than one year

	2002 £000	2001 £000
Obligations under finance leases and hire purchase contracts	55	60

	55	60

13.   OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

        Amounts due under finance leases and hire purchase contracts:

	2002 £000	2001 £000
Amounts payable:
Within one year	43	72
In two to five years	62	68

	105	140
Less: finance charges allocated to future periods	(15)	(21)

	90	119

        Annual commitments under non-cancellable operating leases are as follows:

	Land and buildings			Other
	2002 £000	2001 £000	2000 £000	2002 £000	2001 £000	2000 £000
Operating leases which expire:
Within one year	715	443	976	531	291	171
In two to five years	1,831	2,083	283	360	480	201
In over five years	—	—	—	—	11	—

	2,546	2,526	1,259	891	782	372

14.   PROVISIONS FOR LIABILITIES AND CHARGES

	Contingent purchase consideration £000	Legal claims £000	Surplus property £000	Total £000
At 1 January 2001	520	189	—	709
Arising during the year	—	—	660	660
Utilised	—	—	—	—
Released	(520)			(520)

At 31 December 2001	—	189	660	849
Arising during the year	—	—	2,426	2,426
Utilised	—	—	—	—
Released	—	—	(475)	(475)

At 31 December 2002	—	189	2,611	2,800

        Contingent purchase consideration at 1 January 2001 related to the purchase of DVMB AG. The amount payable has been finalised at £nil, resulting in the release of this provision. The surplus property provision relates to UK properties which are excess to requirements and are considered to be onerous.

Deferred taxation

        Deferred taxation provided in the accounts and the amounts not provided are as follows:

	Provided			Not provided
	2002 £000	2001 £000	2000 £000	2002 £000	2001 £000	2000 £000
Capital allowances in advance of depreciation	—	—	—	(237)	(267)	(165)
Other timing differences	—	—	—	(2,759)	(487)	(3,010)

	—	—	—	(2,996)	(754)	(3,175)

        No provision has been made for deferred taxation in respect of earnings, which are retained overseas because the availability of double tax relief will ensure that no tax will be payable on any earnings remitted to the United Kingdom. No deferred tax asset has been recognised in respect of the above as future recoverability is uncertain.

15.   SHARE CAPITAL

	Authorised			Authorised
	2002 thousands	2001 thousands	2000 thousands	2002 £000	2001 £000	2000 £000
Ordinary shares of 50p each	30,000	20,000	15,000	15,000	10,500	7,500

	Allotted, called up and fully paid
	2002 thousands	2001 thousands	2000 thousands	2002 £000	2001 £000	2000 £000
Ordinary shares of 50p each	11,147	11,267	11,608	5,574	5,633	5,804

        On 16 July 2002, 98,826 shares were issued at £2.42 each in connection with the consideration for the purchase of BTS Consulting BV.

        During 2002 the Company bought back 225,000 shares at an average price of £1.26.

        The Company had two share option schemes for directors and employees. At 1 January 2000 a total of 1,282,755 options were outstanding. During the year a total of 616,288 options were granted, 33,931 options were exercised and 311,161 options lapsed or were rescinded. At 1 January 2001 a total of 1,391,184 options were outstanding. During the year a total of 275,321 options were granted, 1,856 options were exercised and 320,200 options lapsed or were rescinded. At the beginning of 2002 a total of 1,344,449 options were outstanding and exercisable at various dates between 1 January 1996 and 18 December 2008. In June 2002 the company repriced all outstanding options to 325p each. As part of this process a total of 115,224 options were also rescinded. During the year 6,500 options were exercised at an average price of 250p. On 29 October 2002, 174,200 options were granted at a price of 132.5p each.

        Subsequent to the year end, the acquisition of ECsoft Group plc by Ciber (UK) Limited resulted in all outstanding options vesting. The 174,200 options outstanding at 132.5p, and the 4,500 options outstanding at 250p, were cash cancelled by way of an offer from Ciber to the option holders. The remaining options all lapsed on 21 February 2003 from which point the Company ceased to have any outstanding options.

        On 28 February 2001, 34,987 shares were issued at £6.04 each in connection with the final consideration for the purchase of Quality Pro BV. During 2001, the Company bought back 486,269 shares at an average price of £7.75 and 110,456 options were exercised at an average price of £1.09

16.   MOVEMENT IN RESERVES AND RECONCILIATION OF SHAREHOLDERS' FUNDS

	Share capital £000	Share premium £000	Capital redemption reserve £000	Special reserve £000	Other reserves £000	Profit and loss account £000	Total £000
At 1 January 2000	5,747	43,437	40	—	15,176	12,382	76,782
Retranslation of net assets of subsidiaries	—	—	—	—	—	(342)	(342)
Share issues	160	3,114	—	—	—	—	3,274
Transfer to special reserve	—	(43,437)	—	43,437	—	—	—
Share buyback	(103)	—	103	—	—	(1,656)	(1,656)
Profit for the year	—	—	—	—	—	(559)	(559)

At 31 December 2000	5,804	3,114	143	43,437	15,176	9,825	77,499
Retranslation of net assets of subsidiaries	—	—	—	—	—	25	25
Share issues	72	259	—	—	—	—	331
Transfer to reserves	—	—	—	—	(10,987)	10,987	—
Share buyback	(243)	—	243	—	—	(3,768)	(3,768)
Loss for the year	—	—	—	—	—	(19,416)	(19,416)

At 31 December 2001	5,633	3,373	386	43,437	4,189	(2,347)	54,671
Share issues	53	203	—	—	—	—	256
Retranslation of net assets of subsidiaries	—	—	—	—	—	47	47
Share buyback	(112)	—	112	—	—	(284)	(284)
Loss for the year	—	—	—	—	—	(22,488)	(22,488)

At 31 December 2002	5,574	3,576	498	43,437	4,189	(25,072)	32,202

        In 2001, a transfer of £10,987,000 between Other reserves and the distributable Profit and Loss Account was recognised, following the impairment of goodwill during 2001 relating directly to the acquired businesses which gave rise to the Other reserves.

        On 20 April 2000, £43,437,000 was transferred to a Special Reserve in connection with the share buyback. This amount was equal to the reduction in the Share Premium account sanctioned by the court on 19 April 2000.

17.   NOTES TO THE STATEMENT OF CASH FLOWS

(a)
Reconciliation of operating loss to net cash (outflow) / inflow from operating activities

	2002 £000	2001 £000	2000 £000
Operating loss	(23,947)	(26,149)	(2,624)
Depreciation	1,447	1,320	1,713
Amortisation of goodwill	1,088	2,010	2,130
Impairment of goodwill	9,857	19,283	—
Profit on disposal of fixed assets	128	27	10
Decrease/(increase) in debtors	2,515	8,802	(2,386)
Increase/(decrease) in creditors	2,708	(3,847)	(224)

Net cash (outflow)/inflow from operating activities	(6,204)	1,446	(1,381)

(b)
Analysis of net funds

	At 1 January 2000 £000	Cash Flow £000	Exchange Differences £000	At 31 December 2000 £000	Cash Flow £000	Exchange Differences £000	At 31 December 2001 £000	Cash Flow £000	Exchange Differences £000	At 31 December 2002 £000
Cash at bank and in hand	10,749	(2,988)	(573)	7,188	259	(178)	7,269	(1,950)	577	5,896
Overdraft	—	(344)	—	(344)	335	9	—	(13)	—	(13)
Short term deposits*	33,318	(4,299)	—	29,019	1,351	—	30,370	(7,378)	—	22,992
Finance leases	(464)	262	—	(202)	83		(119)	29	—	(90)

	43,603	(7,369)	(573)	35,661	2,028	(169)	37,520	(9,312)	577	28,785

*
Short term deposits are included within cash at bank and in hand in the balance sheet.

(c)
Major non-cash transactions

        See note 9 for an analysis of acquisitions

(d)
Operating exceptional items

        Net cash outflow from operating activities in 2002 includes cash outflows of £5,763,000 (2001: £3,033,000; 2000: £1,193,000) relating to the operating exceptional items detailed in Note 3.

18.   PENSION COMMITMENTS

        There is a defined benefit pension scheme in Norway for the benefit of ECsoft Norge AS employees. Details are provided below in accordance with the transitional provisions of FRS 17. The scheme is funded by the payment of contributions to a separately administered trust fund.The result of the most recent valuation performed by independent qualified actuaries, based in Norway, which was conducted as at 31 December 2002, is as follows:

        Main assumptions:

  Rate of return on investments (% per annum) 7.0%
  Rate of salary increases (% per annum) 3.3%
  Rate of pension increases (% per annum) 2.0%
  Inflation assumption (% per annum) 3.3%
  Rate used to discount scheme liabilities (% per annum) 7.0%

        Assets of the scheme and the associated expected rates of return are as follows.

	Fair value at 31 December 2002 £000	Long-term rate of return
Equities	173	7%
Bonds	883	7%
Other	675	7%

Total market value of the scheme	1,731

        The present value of the scheme liabilities at 31 December 2002 was calculated by the actuary as being £1,543,000. This gives rise to a surplus on the scheme of £188,000. The level of funding, being the actuarial value of assets expressed as a percentage of the benefits accrued to members, after allowing for future salary increases, is 112%.

        Movement in the surplus during the year.

2002 £000
Surplus in the scheme at the beginning of the year	362
Current service cost	(337)
Contributions	66
Past service cost	—
Other finance income	111
Actuarial loss	(14)

Surplus in the scheme at the end of the year	188

Shareholders' fund at 31 December 2002	32,202
Total shareholders' funds if surplus were to be included	32,390

19.   POST BALANCE SHEET EVENT

        On 16 December 2002, CIBER (UK) Limited, a wholly owned subsidiary of CIBER Inc. a US listed IT Services company, made a recommended 305p per share cash offer for the entire issued share capital of the Company. On 23 January 2003, the offer was declared unconditional in all respects.

        On 19 February 2003 the shares of the Company were officially de-listed from the Official List of the UK Listing Authority.

        The Company has incurred an exceptional charge of £1.3 million in the 2002 financial statements in respect of its sale to CIBER (UK) Limited, principally in respect of the cost of professional fees.

        The Company changed its name to CIBER Europe Limited on 19 March 2003.

20.   CONTROLLING AND ULTIMATE PARENT COMPANY

        As at 31 December 2001, the Directors considered ECsoft Group plc (since renamed CIBER Europe Limited), a company incorporated in the United Kingdom, listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange, to be the controlling and ultimate parent company within the Group.

        On 23 January 2003, the Group was acquired by CIBER (UK) Limited, a subsidiary of CIBER Inc which is now considered by the directors to be the ultimate parent company. Copies of the consolidated financial statements of CIBER Inc. are available from CIBER Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, CO 80111.

21.   DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

        The consolidated financial statements of Ciber Europe Limited (formerly Ecsoft Group plc) are prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ in certain respects from those generally accepted in the United States (US GAAP). The significant differences as they apply to the Group are summarised below.

(a)   Acquisition accounting and goodwill

        Under UK GAAP goodwill arising on the acquisition of subsidiaries is capitalised and amortised over its estimated useful lives. Under US GAAP certain acquisitions are accounted for under the pooling of interest method which results in assets acquired and liabilities assumed being accounted for at their historical costs. Under US GAAP goodwill arising on other acquisitions prior to June 30, 2001 has been capitalised and amortised to the income statement over its estimated useful lives, not exceeding 40 years. Under US GAAP, goodwill arising on acquisitions after June 30, 2001 is not amortised but is subject to an annual impairment test. Under US GAAP commencing January 1, 2002 goodwill is not amortised and is subject to an annual impairment review.

(b)   Pension Schemes

        Under UK GAAP, contributions in respect of defined contribution pension schemes are charged in the profit and loss account in the year in which they are payable to the scheme. This is consistent with US GAAP.

        Under UK GAAP, for its defined benefit schemes, the contributions to the funds are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives within the Group. Under UK GAAP, the regular cost is attributed to individual years using the projected unit method and the variations in pension cost, which are identified as a result of actuarial valuations undertaken by independent qualified actuaries, are amortised over the average expected remaining working lives of employees in proportion to their expected payroll costs. Under UK GAAP, the differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet.

        Under US GAAP, the projected benefit obligation (pension liability) in respect of the Group's two defined benefit pension plans in Norway, is matched against the fair value of the plan's assets and is adjusted to reflect any unrecognised obligations or assets in determining the pension cost or credit for the year.

(c)   Taxation

        Under UK GAAP, with the introduction of FRS 19, the Group provides for deferred taxation in respect of timing differences, subject to certain exceptions, between the recognition of gains and losses in the financial statements and for tax purposes. Under UK GAAP, deferred taxation assets are recognised only where their recovery by a reduction of future taxable profits is more likely than not.

        Under US GAAP, deferred taxation would be computed on all differences between the tax bases and book values of assets and liabilities that will result in taxable or tax deductible amounts arising in future years. Deferred taxation assets under US GAAP is recognised only to the extent that it is more likely than not they will be realised.

        The following statements provide a reconciliation between (loss)/profit for the financial year under UK GAAP and net income under US GAAP:

Net (loss)/income	Note		2002 £000	2001 £000	2000 £000
Loss for the financial year in accordance with UK GAAP			(22,488)	(19,416)	(559)
US GAAP adjustments:
Acquisition and goodwill accounting	(a	)	7,676	10,135	1,076
Pensions	(b	)	121	(19)	—
Taxation	(c	)	—	—	(28)

Net (loss)/income in accordance with US GAAP			(14,691)	(9,300)	489

Comprising:
Net (loss)/income from continuing operations			(14,212)	(11,826)	489
Net loss (loss)/income discontinued operations			(479)	2,526	—

Net (loss)/income in accordance with US GAAP			(14,691)	(9,300)	489

Comprehensive (loss)/income
Comprehensive (loss)/income under US GAAP is as follows:
Net (loss)/income in accordance with US GAAP			(14,691)	(9,300)	489
Other comprehensive income:
Currency translation differences			47	25	(341)

Comprehensive (loss)/income in accordance with US GAAP			(14,644)	(9,275)	148

        The following statement provides a reconciliation between shareholders' funds under UK GAAP and shareholders' equity under US GAAP.

Shareholders' funds

	Note		2002 £000	2001 £000
Shareholders funds as reported in the consolidated balance sheet			32,202	54,671
US GAAP adjustments:
Intangible Fixed Assets:
Goodwill—Cost	(a	)	(38,506)	(29,520)
Goodwill—Accumulated amortisation	(a	)	40,193	23,531
Current assets:
Pension prepayment	(b	)	102	(19)

Total movement			1,789	(6,008)
Shareholders' funds in accordance with US GAAP			33,991	48,663

Consolidated statement of cash flows

        The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP, but may differ with regard to the classification of items within the statements and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

        Under US GAAP, cash and cash equivalents include short term highly liquid investments but do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends and management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investment and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. Under US GAAP, capital expenditure and financial investment are reported within investing activities.

        The categories of cash flow activity under US GAAP can be summarised as follows:

	2002 £000	2001 £000	2000 £000
Cash (outflow)/inflow from operating activities	(6,283)	1,212	(1,271)
Cash (outflow)/inflow on investing activities	(2,761)	4,464	(4,800)
Cash outflow from financing activities	(268)	(3,648)	(1,298)
(Decrease)/Increase in cash and cash equivalents	(9,312)	2,028	(7,369)
Effect of foreign exchange rate changes	577	(169)	(573)
Movement in cash and cash equivalents	(8,735)	1,859	(7,942)

At 1 January	37,520	35,661	43,603

At 31 December	28,785	37,520	35, 661

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CIBER Europe Limited REPORT OF INDEPENDENT AUDITORS
Ciber Europe Limited (formerly ECsoft Group plc) CONSOLIDATED PROFIT AND LOSS ACCOUNTS For the years ended 31 December
Ciber Europe Limited (formerly ECsoft Group plc) CONSOLIDATED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES For the years ended 31 December
Ciber Europe Limited (formerly ECsoft Group plc) CONSOLIDATED BALANCE SHEETS at 31 December
Ciber Europe Limited (formerly ECsoft Group plc) CONSOLIDATED STATEMENT OF CASHFLOWS For the years ended 31 December
Ciber Europe Limited (formerly ECsoft Group plc) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS For the years ended 31 December